EXHIBIT (10)V(ii)

AMENDMENT NO. 1 TO

ECOLAB INC. 2005 STOCK INCENTIVE PLAN

WHEREAS, Ecolab Inc. (the “Company”) adopted the 2005 Stock Incentive Plan, effective as of May 6, 2005 (the “Plan”);

WHEREAS, the Company wishes to adopt changes to the Plan with respect to the exercise period following termination of employment due to death or disability;

NOW THEREFORE, pursuant to the amending power reserved to the Company’s Board of Directors by Section 18 of the Plan, the Board of Directors adopted this Amendment No. 1 to the Plan on October 31, 2008.

Section 1

Section 11.1(a) is amended and restated to read as follows:

“(a)         All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right);”

Section 2

In addition to the amendment provided above, the terms of all Options outstanding as of October 31, 2008 for Participants satisfying the definition of employee under Statement of Financial Accounting Standards No. 123 (revised 2004) as of such date are hereby amended to provide that in the event the Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability such Options will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option).

IN WITNESS WHEREOF, Ecolab Inc. has executed this Amendment No. 1 this 31st day of October, 2008.

ECOLAB INC.

		By:	/s/ Michael L. Meyer
Michael L. Meyer
Senior Vice President — Human Resources
Attest:

By:	/s/ Sarah Z. Erickson
Sarah Z. Erickson
Associate General Counsel — Corporate and Assistant Secretary